Exhibit 99.4

[FORM OF SENIOR CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO NOVAVAX, INC., THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 19(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

NOVAVAX, INC.

Senior Convertible Note

Issuance Date: July , 2004	Principal: U.S. $

          FOR VALUE RECEIVED, NOVAVAX, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of [SMITHFIELD FIDUCIARY LLC][OTHER BUYERS] or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate per annum equal to the Interest Rate (as defined below), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Convertible Note (including all Senior Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Convertible Notes (collectively, the “Notes” and such other Senior Convertible Notes, the “Other Notes”) issued on the Issuance Date pursuant to the Securities Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 29.

          (1) MATURITY. On the Maturity Date, the Company shall pay to the Holder (the “Maturity Date Payment”) an amount in cash or, at the option of the Company, in a combination of cash and shares of Common Stock (“Repayment Shares”), representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any; provided that (x) only up to half of the Maturity Date Payment may be made in Repayment Shares and (y) any portion of the Maturity Date Payment may be payable in Repayment Shares only if (i) the Company delivers written notice of such election (“Maturity Date Payment Election Notice”) to each holder of the Notes at least thirty (30) Trading Days prior to the Maturity Date (a “Maturity Payment Election Date”) indicating the amount of the Maturity Date Payment to be made in Repayment Shares and (ii) the Equity Conditions are satisfied (or waived by the Holder) from and including the Maturity Payment Election Date through and including the Maturity Date. The Company shall be required to make Maturity Date Payments in the same proportion with respect to the Other Notes as designated in any Maturity Date Payment Election Share Notice delivered under this Note. The "Maturity Date” shall be July 15, 2009, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing and (ii) through the date that is ten (10) days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5) is delivered prior to the Maturity Date. The portion, if any, of the Maturity Date Payment to be made on the Maturity Date in Repayment Shares shall be paid in a number of fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 3(a)) of Common Stock equal to the quotient of (a) the amount of the Maturity Date Payment to be made on the Maturity Date in Repayment Shares and (b) the Redemption Conversion Price on the Maturity Date. If any Repayment Shares are to be paid on the Maturity Date, then the Company shall (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Repayment Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver on the Maturity Date, to such address of the Holder as is set forth in the Securities Purchase Agreement or such other address as specified by the Holder in writing to the Company on or prior to the Maturity Date, a certificate, registered in the name of the Holder or its designee, for the number of Repayment Shares to which the Holder shall be entitled. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Repayment Shares.

          (2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on each January 15 and July 15 during the period beginning on the Issuance Date and ending on, and including, the Maturity Date and on the Maturity Date (each, an “Interest Date”) with the first Interest Date being January 15, 2005. Interest shall be payable on each Interest Date in cash. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i). From and after the occurrence of an Event of Default, the Interest Rate shall be increased to fifteen percent (15%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the

Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

          (3) CONVERSION OF NOTES. This Note shall be convertible into shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

               (a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon conversion of any Conversion Amount.

               (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

                    (i) "Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such amount being converted.

                    (ii) "Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, and subject to adjustment as provided herein, U.S.$       1.

               (c) Mechanics of Conversion.

                    (i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in a form reasonably acceptable to the Company in the case of its loss, theft or destruction). On or before the first Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Transfer Agent. On or before the third Business Day following the date of receipt of a Conversion Notice

[1] Insert amount equal to the greater of (x) $6.15 and (y) 110% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Issuance Date.

(the “Share Delivery Date”), the Company shall (X) provided the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to such address of the Holder as is set forth in the Securities Purchase Agreement or such other address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                    (ii) Company’s Failure to Timely Convert or Redeem. If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion or redemption of any Conversion Amount on or prior to the date which is five (5) Business Days after the Conversion Date or other applicable date of determination (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 0.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date or other applicable date of determination and to which the Holder is entitled, and (II) the Closing Sale Price of the shares of Common Stock on the Share Delivery Date or other applicable date of determination and (B) the Holder, upon written notice to the Company, may void its Conversion Notice or right to receive shares upon a redemption hereunder with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted or redeemed pursuant to such Conversion Notice or other applicable redemption notice; provided that the voiding of a Conversion Notice or other applicable redemption notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice or any other applicable date on which the Company is required to deliver shares of Common Stock hereunder the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion or the Company’s redemption of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such conversion or redemption that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date or other applicable date on which the Company was required to deliver shares of Common Stock.

                    (iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion or redemption of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or redeemed or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions and redemption or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion or redemption.

                    (iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 24.

               (d) Limitations.

                    (i) Beneficial Ownership. The Company shall not effect any conversion or redemption of this Note or otherwise issue shares of Common Stock pursuant hereto, and the Holder of this Note shall not have the right to convert or redeem any portion of this Note or otherwise receive any shares of Common Stock pursuant hereto, to the extent that after giving effect to such conversion or redemption or issuance or receipt of shares of Common Stock pursuant hereto, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or redemption or other receipt of shares of Common Stock pursuant hereto. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion or redemption of this Note or other issuance shares of Common Stock pursuant hereto with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion or redemption or other issuance with respect to the remaining portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of or other issuance with respect to the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise or other issuance analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s then most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, redemption, exercise or other issuance of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

                    (ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion or redemption of or otherwise with respect to this Note if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion or redemption of or other issuance with respect to the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount. Until such approval is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued, upon conversion or redemption of or other issuance with respect to any Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the Principal amount of Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate Principal amount of Notes issued to all Purchasers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

          (4) RIGHTS UPON EVENT OF DEFAULT.

               (a) Event of Default. Each of the following events shall constitute an “Event of Default”:

                    (i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is 60 days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of 10 consecutive days or for more than an aggregate of 30 days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

                    (ii) the suspension from trading or failure of the shares of Common Stock to be listed on an Eligible Market for a period of five consecutive days or for more than an aggregate of 10 days in any 365-day period;

                    (iii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

                    (iv) upon the Company’s receipt of a Conversion Notice, the Company is not obligated to issue shares of Common Stock upon such conversion due to the provisions of Section 3(d)(ii);

                    (v) at any time following the tenth consecutive Business Day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

                    (vi) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the Securities Purchase Agreement), except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of at least three (3) Business Days;

                    (vii) any default under, redemption of or acceleration (subject to applicable cure periods) prior to maturity of any material Indebtedness (as defined in Section 3(s) of the Securities Purchase Agreement) of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) other than with respect to any Other Notes;

                    (viii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign, state or local law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

                    (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries and such order or decree is incapable of being dismissed or, if capable of being dismissed, shall continue undismissed for a period of 30 days;

                    (x) a final, non-appealable judgment or judgments for the payment of money aggregating in excess of $2,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,000,000 amount set forth above so long as the Company provides the Holder as promptly as practicable with a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity in the time frame provided under the applicable insurance policy;

                    (xi) the Company breaches any representation, warranty, covenant or other term or condition of any of the Transaction Documents in a manner that could result in a Material Adverse Effect (as defined in the Securities Purchase Agreement), except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least fifteen (15) consecutive Business Days;

                    (xii) any breach or failure in any respect to comply with Section 15 of this Note; or

                    (xiii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

               (b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the shares of Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12.

          (5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

               (a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes, and satisfactory to the Required Holders and (ii) other than in connection with a Cash Transaction, the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

               (b) Redemption Right of the Holder Upon a Change of Control. No sooner than 15 days nor later than 7 days prior to the consummation of a Change of Control, but not prior to the Company’s public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning after the Holder’s receipt of a

Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least 7 days prior to a Change of Control, at any time beginning after the Holder’s receipt of a Change of Control Notice and ending 10 days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (A) the Closing Sale Price of the shares of Common Stock immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) the product of (x) the Change of Control Redemption Premium and (y) the Conversion Amount being redeemed (the “Change of Control Redemption Price”). Notwithstanding anything to the contrary in this Section 5(b), but subject to Section 3(d), until the Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. Redemptions required by this Section 5(b) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control.

               (c) Redemption at the Company’s Election Upon Cash Transaction. On the date a pending, proposed or intended Cash Transaction is publicly disclosed, the Company shall have the right, in its sole discretion, to require that all, but not less than all, of the outstanding Notes be redeemed (a “Cash Transaction Redemption Election”) at a price equal to the Change of Control Redemption Price (such price in connection with a Cash Transaction Redemption Election, the “Cash Transaction Redemption Price”). The Company shall exercise its right to make a Cash Transaction Redemption Election by providing each holder of Notes written notice (the “Cash Transaction Redemption Notice”) by facsimile and overnight courier, concurrently with the public disclosure of a proposed, pending or intended Cash Transaction and at least ten (10) Trading Days prior to the date of consummation of the Cash Transaction (the “Cash Transaction Election Redemption Date”), which Cash Transaction Election Redemption Date shall be the date of the consummation of the Cash Transaction. The Cash Transaction Redemption Notice shall indicate the anticipated Cash Transaction Election Redemption Date. If the Company has exercised its right of Cash Transaction Redemption Election then all Notes outstanding at the time of the consummation of the Cash Transaction shall be redeemed on the Cash Transaction Election Redemption Date by payment by or on behalf of the Company to each holder of Notes of the Cash Transaction Redemption Price for such Notes concurrent with the closing of the Cash Transaction. If the Company fails to pay the full Cash Transaction Redemption Price with respect to any Notes concurrently with the closing of the Cash Transaction, then the Cash Transaction Redemption Election shall be null and void with respect to such Notes and the holder of such Notes shall be entitled to all the rights of a holder of outstanding Notes set forth herein. Notwithstanding anything to the contrary in this Section 5(c), but subject to Section 3(d), until the Cash Transaction Redemption Price is paid in full, the Conversion Amount subject to redemption hereunder may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Cash Transaction.

          (6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

               (a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

          (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

               (a) Adjustment of Conversion Price upon Issuance of shares of Common Stock. If and whenever during the period beginning on after the Subscription Date and ending on the second anniversary of the Subscription Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security) for a consideration per share less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Applicable Price and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Applicable Price by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

                    (i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities.

                    (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “price per share for which one shares of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                    (iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for shares of Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                    (iv) Calculation of Consideration Received. In case any Option or Convertible Securities are issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Securities by the parties thereto, the Options or Convertible Securities will be deemed to have been issued for a consideration of $.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, nationally recognized appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error. The fees and expenses of such appraiser shall be borne by the party whose determination or fair value most differs from such appraiser’s determination.

                    (v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               (b) Adjustment of Conversion Price upon Subdivision or Combination of shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

               (c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

          (8) COMPANY’S RIGHT OF MANDATORY CONVERSION.

               (a) Mandatory Conversion. If at any time from and after the third anniversary of the Issuance Date (the “Mandatory Conversion Eligibility Date”), (i) the Weighted Average Price of the shares of Common Stock exceeds 175% of the Conversion Price as of the Issuance Date (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date) for each of fifteen (15) Trading Days out of any thirty (30) consecutive Trading Days following the Mandatory Conversion Eligibility Date (the “Mandatory Conversion Measuring Period”) and (ii) the Equity Conditions shall have been satisfied or waived in writing by the Holder from and including the Mandatory Conversion Notice Date through and including the Mandatory Conversion Date (each, as defined below), the Company shall have the right to require the Holder to convert all or any portion of the Conversion Amount then remaining under this Note as designated in the Mandatory Conversion Notice (as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a "Mandatory Conversion”). The Company may exercise its right to require conversion under this Section 8(a) by delivering within not more than two Trading Days following the end of such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Mandatory Conversion Notice” and the date all of the holders received such notice is referred to as the “Mandatory Conversion Notice Date”). The Company may deliver one Mandatory Conversion Notice hereunder and the Mandatory Conversion Notice shall be irrevocable.

               (b) Pro Rata Conversion Requirement. If the Company elects to cause a conversion of all or any portion of the Conversion Amount of this Note pursuant to Section 8(a), then it must simultaneously take the same action with respect to the Other Notes. If the Company elects to cause the conversion of this Note pursuant to Section 8(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require conversion of a Conversion Amount from each of the holders of the Notes equal to the product of (I) the aggregate Conversion Amount of Notes which the Company has elected to cause to be converted pursuant to Section 8(a), multiplied by (II) the fraction, the numerator of which is the sum of the aggregate principal amount of the Notes purchased by such holder pursuant to the Securities Purchase Agreement and the denominator of which is the sum of the aggregate principal amount of the Notes purchased by all holders pursuant to the Securities Purchase Agreement (such fraction with respect to each holder is referred to as its “Allocation Percentage,” and such amount with respect to each holder is referred to as its "Pro Rata Conversion Amount”). In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder’s Notes, the transferee shall be allocated a pro rata portion of such holder’s Allocation Percentage. The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with Section 8(a), which Trading Day shall be at least twenty (20) Business Days but not more than sixty (60) Business Days following the Mandatory Conversion Notice Date (the "Mandatory Conversion Date”), (ii) the aggregate Conversion Amount of the Notes which the Company has elected to be subject to mandatory conversion from all of the holders of the Notes pursuant to this Section 8 (and analogous provisions under the Other Notes), (iii) each holder’s Pro Rata Conversion Amount of the Conversion Amount of the Notes the Company has elected to cause to be converted pursuant to this Section 8 (and analogous provisions under the Other Notes) and (iv) the number of shares of Common Stock to be issued to the Holder as of the Mandatory Conversion Date. All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the Mandatory Conversion Date. If the Company has elected a Mandatory Conversion, the mechanics of conversion set forth in Section 3(c) shall apply, to the extent applicable, as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

          (9) HOLDER’S RIGHT OF OPTIONAL REDEMPTION.

               (a) Holder Redemption Option. If the Weighted Average Price of the Common Stock is less than the then applicable Conversion Price on each of thirty (30) Trading Days out of the forty (40) consecutive Trading Days immediately preceding either Applicable Trigger Date, the Holder shall have the right, in its sole discretion, to require that the Company redeem all or any portion of this Note (a “Holder Optional Redemption”) by delivering written notice thereof (a “Holder Optional Redemption Notice”) to the Company at any time within fifteen (15) Business Days after the Applicable Trigger Date; provided, however, that from and after the date the Estrasorb Revenue Target (as defined in Section 9(c)) has been met, the Holder shall no longer be able to effect a Holder Optional Redemption. The Holder Optional Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 9(a) shall be redeemed by the Company at a price equal to the Conversion Amount being redeemed (the “Holder Optional

Redemption Price”). The Holder Optional Redemption Price shall be paid on the twenty-fifth (25th) Business Day after the date of the Holder Optional Redemption Notice (the “Holder Optional Redemption Date”). Within one Business Day of receipt of a Holder Optional Redemption Notice, the Company shall inform in writing all holders of Other Notes that such a Holder Optional Redemption Notice has been received by the Company. The Company may elect, by written notice (the “Company Redemption Share Notice”) delivered to the Holder, to pay up to 50% of the Holder Optional Redemption Price in shares of Common Stock (the “Optional Redemption Shares”) by dividing the amount to be paid in shares of Common Stock set forth in the Company Redemption Share Notice by the Redemption Conversion Price as of the Holder Optional Redemption Date. The Company Redemption Share Notice must be delivered within two (2) Business Days of receipt of a Holder Optional Redemption Notice. If the Company receives Holder Optional Redemption Notices from one or more holders of Other Notes under analogous provisions of the Other Notes, the Company shall redeem the same percentage of the Holder Optional Redemption Price in Optional Redemption Shares with respect to such Other Notes as designated in any Company Redemption Share Notice delivered under this Note. If any of the Holder Optional Redemption Price is to be paid in Optional Redemption Shares, then, on the Holder Optional Redemption Date, the Company shall (X) credit such aggregate number of Optional Redemption Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to such address of the Holder as is set forth in the Securities Purchase Agreement or such other address as specified by the Holder in writing to the Company at least two Business Days prior to the Holder Optional Redemption Date, a certificate, registered in the name of the Holder or its designee, for the number of Optional Redemption Shares to which the Holder shall be entitled hereunder. Notwithstanding the foregoing, the Company shall not be entitled to pay any of the Holder Optional Redemption Price in Optional Redemption Shares and shall be required to pay such Holder Optional Redemption Price entirely in cash if the Equity Conditions are not satisfied (or waived by the Holder) from and including the Applicable Trigger Date through and including the Holder Optional Redemption Date. Redemptions required by this Section 9(a) shall be made in accordance with the provisions of Section 12.

               (b) Holder CEO Redemption Option. If on or prior to the four (4) month anniversary of the Issuance Date, Nelson Sims is no longer the President and Chief Executive Officer of the Company (other than solely as a result of medical disability) (the “CEO Trigger Optional Redemption Right”), the Holder shall have the right, in its sole discretion, to require that the Company redeem any portion up to half of the Conversion Amount of this Note by delivering written notice thereof (a “CEO Trigger Optional Redemption Notice”) to the Company at any time within sixty (60) Business Days after the public announcement by the Company that Nelson Sims is no longer the President and Chief Executive Officer of the Company. The CEO Trigger Optional Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 9(b) shall be redeemed by the Company at a price equal to the Conversion Amount being redeemed (the “CEO Trigger Optional Redemption Price”). The CEO Trigger Optional Redemption Price shall be paid in cash on the fifth (5th) Business Day after the date of the CEO Trigger Optional Redemption Notice (the “CEO Trigger Optional Redemption Date”). Within one Business Day of receipt of a CEO Trigger Optional Redemption Notice, the Company shall inform in writing all holders of Other Notes that such a CEO Trigger Optional Redemption Notice has been received by the Company. Redemptions required by this Section 9(b) shall be made in accordance with the provisions of Section 12.

               (c) Definitions.

                    (i) “2006 Annual Report” means the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006.

                    (ii) “Applicable Trigger Date” means either of the third anniversary of the Issuance Date and the fourth anniversary of the Issuance Date.

                    (iii) “Estrasorb Revenue Target” means the recognition by the Company of revenue, as certified by the Company pursuant to a certificate executed by the Company’s Chief Executive Officer and Chief Financial Officer and delivered to the Holder, from the sales of Estrasorb of (i) not less than $40 million for the twelve month period ending December 31, 2006, as set forth in the audited financial statements of the Company included in the 2006 Annual Report, and (ii) not less than $25 million for the six month period ending December 31, 2006, as set forth in the audited financial statements of the Company included in the 2006 Annual Report.

          (10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

          (11) RESERVATION OF AUTHORIZED SHARES.

               (a) Reservation. The Company initially shall reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each of the Notes equal to the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the time of Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share

Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

               (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall take all necessary actions to obtain stockholder approval of an increase in the number of authorized shares of Common Stock. In connection with a meeting of stockholders, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

          (12) HOLDER’S REDEMPTIONS.

               (a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Company’s receipt of such notice otherwise. If the Company has delivered a Cash Transaction Redemption Notice in accordance with Section 5(c), the Company shall deliver the applicable Cash Transaction Redemption Price to the Holder concurrently with the consummation of such Cash Transaction. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 19(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

               (b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall promptly forward to the Holder by facsimile a copy of such notice. If the Company receives or delivers a Redemption Notice and one or more Other Redemption Notices, during the period beginning on and including the date which is three Business Days prior to the Company’s receipt or delivery of the Holder’s Redemption Notice and ending on and including the date which is three Business Days after the Company’s receipt or delivery of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received or delivered during such seven Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received or delivered by the Company during such seven Business Day period.

          (13) RESTRICTION ON REDEMPTION. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem or repurchase its capital stock without the prior express written consent of the Required Holders.

          (14) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to applicable laws of the State of Delaware, and as expressly provided in this Note.

          (15) RANK; ADDITIONAL INDEBTEDNESS; LIENS.

               (a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries other than Permitted Acquisition Indebtedness.

               (b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness.

               (c) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

               (d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an Event of Default has occurred and is continuing.

          (16) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if the Holder had converted this Note into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock

          (17) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes.

          (18) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

          (19) REISSUANCE OF THIS NOTE.

               (a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 19(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 19(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) and this Section 19(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

               (b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 19(d)) representing the outstanding Principal.

               (c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 19(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

               (d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 19(a) or Section 19(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

     (20) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (21) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

     (22) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

          (23) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          (24) DISPUTE RESOLUTION. In the case of a dispute between the Company and the Holder as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Holder and the Company shall submit promptly via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, nationally recognized investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent, outside accountant. The Company and the Holder shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The expenses of the investment bank or accountant shall be borne by the party whose determination or calculation most differs from such investment bank’s or accountant’s determination or calculation, as the case may be.

          (25) NOTICES; PAYMENTS.

               (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any pro rata subscription offer to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

               (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of 15% per annum from the date such amount was due until the same is paid in full (“Late Charge”).

          (26) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

          (27) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

          (28) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

          (29) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

               (a) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company.

               (b) “Bloomberg” means Bloomberg Financial Markets.

               (c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

               (d) “Cash Transaction” means any Change of Control with a Successor Entity that is unaffiliated with the Company at the time of the proposed Change of Control and that neither such Successor Entity nor its Parent Entity is a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, which Cash Transaction is consummated on an arm’s length basis at a time that the Equity Conditions are satisfied and pursuant to which the holders of the Common Stock are to receive consideration consisting solely of cash.

               (e) “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction pursuant to which (i) the Successor Entity or its Parent Entity is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, (ii) this Note is convertible into such publicly traded common stock, (iii) holders of the Common Stock immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold a majority of the publicly traded securities of the Successor Entity or its Parent Entity and (iv) holders of the Common Stock immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

               (f) “Change of Control Redemption Premium” means (i) from and after the Issuance Date through the nine (9) month anniversary of the Issuance Date, 120%; (ii) after the nine (9) month anniversary of the Issuance Date through the twenty-one (21) month anniversary of the Issuance Date, 115%; (iii) after the twenty-one (21) month anniversary of the Issuance Date through the thirty-four (34) month anniversary of the Issuance Date, 110%; and (iv) after the thirty-four (34) month anniversary of the Issuance Date through the Maturity Date, 105%.

               (g) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

               (h) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii)

hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Notes.

               (i) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

               (j) “EBITDA” means, for any four calendar quarter period, the net income (or net loss) of such Person and its consolidated Subsidiaries, determined in accordance with GAAP, plus (i) any provision for (or less any benefit from) income taxes, (ii) any deduction for interest expense, net of interest income, and (iii) depreciation and amortization expense. All determinations of the components of EBITDA shall be derived from the Company’s then most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable.

               (k) “Eligible Market” means the Principal Market or The New York Stock Exchange, Inc.

               (l) “Equity Conditions” means: (i) on each day during the period beginning six months prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement) or (y) all shares of Common Stock issuable upon conversion and redemption of the Notes shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable upon conversion and redemption of the Notes not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (iii) on each day during the Equity Conditions Measuring Period, the shares of Common Stock are designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iv) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion or redemption of the Notes to the holders of the Notes on a timely basis; (v) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d)(i) hereof; (vi) the Company shall have obtained the Stockholder Approval (as defined in the Securities Purchase Agreement); (vii) during the Equity Conditions Measuring Period, there shall not have occurred either (A) other than in connection with a Cash Transaction, the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (B) an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (viii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document and (ix) other than in connection with a Mandatory Conversion or a Cash Transaction, the Weighted Average Price of the Common Stock on each day of the applicable Measuring Period shall be in excess of the Required Price; provided, however, that in the event that the Weighted Average Price of the Common Stock falls below the Required Price on any Trading Day during the applicable Measuring Period (a “Failure Day”), this condition shall be deemed satisfied and the Company shall be entitled to deliver any applicable Repayment Shares or Optional Redemption Shares, as the case may be, so long as the number of shares of Common Stock so delivered does not exceed the number of shares otherwise deliverable reduced by the product of (I) 0.05 and (II) the number of Failure Days in such Measuring Period (with the applicable cash portion of the Maturity Date Payment or Optional Redemption Price, as the case may be, deliverable on the applicable Maturity Date or Optional Redemption Date, as the case may be, being correspondingly increased by the resulting reduction in the number of Repayment Shares or Optional Redemption Shares, as the case may be).

               (m) “Excluded Securities” means any shares of Common Stock (or Options or Convertible Securities) issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion or redemption of the Notes; (iii) in connection with the transactions set forth on Schedule 3(u) in the Company Disclosure Letter; (iv) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company in excess of $25,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, and “equity lines”); (v) in connection with any bona fide, good faith strategic partnership or joint venture (including, without limitation, technology licensing or development arrangements, distribution, supply or manufacturing arrangements, and commercial credit arrangements, equipment financings, commercial property lease transactions and similar arrangements and transactions) with a Person who is not engaged in the business of investing in companies and the primary purpose of which is not to raise capital for the Company or any Subsidiary; (vi) in connection with a bona fide, good-faith acquisition by the Company not constituting a Change of Control of all or substantially all the assets or a majority of the voting power of an unaffiliated business or business segment not for capital raising purposes; and (vii) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the economic terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.

               (n) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

               (o) “GAAP” means United States generally accepted accounting principles, consistently applied.

               (p) “Interest Rate” means 4.75%, subject to adjustment pursuant to Section 2.

               (q) “Measuring Period” means the twenty (20) consecutive Trading Days ending on and including the second (2nd) Trading Day immediately preceding the Maturity Date or the Holder Optional Redemption Date, as the case may be.

               (r) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

               (s) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

               (t) “Permitted Acquisition Indebtedness” means the incurrence by the Company of Indebtedness in an amount not to exceed at any one time in the aggregate the Permitted Acquisition Indebtedness Threshold; provided that such Permitted Acquisition Indebtedness is (i) received from a national banking association as part of an asset back commercial revolving or term credit facility, (ii) incurred in connection with the bona fide purchase or sale of a product, product line, business or assets not for purposes of incurrence of Indebtedness, (iii) not incurred prior to the first anniversary of the Issuance Date and (iv) not incurred at any time that revenues for the Company as set forth in the financial statements contained in the Company’s then most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q or report on Form 8-K, as applicable, are less than $30 million for the twelve month period prior to the period covered by such Annual Report on Form 10-K, Quarterly Report on Form 10-Q or report on Form 8-K, as applicable.

               (u) “Permitted Acquisition Indebtedness Threshold” means an amount equal to (i) the greater of (x) $25,000,000 and (y) 300% of EBITDA (the “Initial Acquisition Indebtedness Threshold”) and (ii) after the third anniversary of the Issuance Date, the sum of (x) the Initial Acquisition Indebtedness Threshold and (y) the principal amount of Notes converted or redeemed.

               (v) “Permitted Construction Indebtedness” means the incurrence by the Company of Indebtedness in an amount not to exceed at any one time $25,000,000 in the aggregate; provided that such Permitted Construction Indebtedness is (i) incurred in connection with the bona fide building or acquisition of a new, material manufacturing or laboratory facility of the Company that is unsecured or only secured by, and with recourse solely to, such manufacturing or laboratory facility, (ii) incurred in connection with the lease of a manufacturing or laboratory facility where such lease is considered Indebtedness hereunder solely by virtue of the application of clause (F) of the definition of Indebtedness and (iii) evidenced solely by a mortgage on, and with recourse solely to, such manufacturing or laboratory facility or by an Industrial Revenue Bond (or similar financing) solely for the benefit of, and with recourse solely to, such manufacturing or laboratory facility.

               (w) “Permitted Indebtedness” means Permitted Acquisition Indebtedness, Permitted Construction Indebtedness and Indebtedness set forth on Schedule 29(w) hereto.

               (x) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent, and (iv) any Lien created in connection with the incurrence of Permitted Indebtedness.

               (y) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

               (z) “Principal Market” means the Nasdaq National Market.

               (aa) “Redemption Conversion Price” means that price which shall be computed as 95% of the arithmetic average of the Weighted Average Price of the Common Stock on each of the Trading Days during the Measuring Period. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such period.

               (bb) “Redemption Notice” means any of an Event of Default Redemption Notice, a Change of Control Redemption Notice, a Cash Transaction Redemption Notice, a Holder Optional Redemption Notice or a CEO Trigger Optional Redemption Notice.

               (cc) “Redemption Premium” means (i) in the case of the Events of Default described in Section 4(a)(i) - (vii) and (x) - (xiv), the Redemption Premium Percentage or (ii) in the case of the Events of Default described in Section 4(a)(viii) - (ix), 100%.

               (dd) “Redemption Premium Percentage” means (i) from and after the Issuance Date through the first anniversary of the Issuance Date, 125%; (ii) after the first anniversary of the Issuance Date through the second anniversary of the Issuance Date, 120%; (iii) after the second anniversary of the Issuance Date through the third anniversary of the Issuance Date, 115%; (iv) after the third anniversary of the Issuance Date through the fourth anniversary of the Issuance Date, 110%; and (v) after the fourth anniversary of the Issuance Date through the Maturity Date, 105%.

               (ee) “Redemption Price” means any of the Event of Default Redemption Price, the Change of Control Redemption Price, the Cash Transaction Redemption Price, the Holder Optional Redemption Price or the CEO Trigger Optional Redemption Price.

               (ff) “Registration Rights Agreement” means that certain registration rights agreement dated the Subscription Date by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the shares of Common Stock issuable upon conversion or redemption of the Notes.

               (gg) “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

               (hh) “Required Price” means $2.00, subject to appropriate adjustments for stock splits, stock dividends, stock combinations, reclassifications, reorganizations and other similar transactions after the Issuance Date.

               (ii) “SEC” means the United States Securities and Exchange Commission.

               (jj) “Securities Purchase Agreement” means that certain securities purchase agreement dated the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

               (kk) “Subscription Date” means July 16, 2004.

               (ll) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

               (mm) “Trading Day” means any day on which the shares of Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the shares of Common Stock, then on the principal securities exchange or securities market on which the shares of Common Stock are then traded; provided that “Trading Day” shall not include any day on which the shares of Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

               (nn) “Weighted Average Price” means, for any security as of any date of determination, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder in good faith. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 24. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

NOVAVAX, INC.
By:	/s/ Nelson M. Sims
	Name:	Nelson M. Sims
	Title:	President and Chief Executive Officer

EXHIBIT I

NOVAVAX, INC.
CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by Novavax, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”), as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

The undersigned hereby certifies to the Company that the conversion of the amount set forth above in accordance with the Note will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note.

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

ACKNOWLEDGMENT

          The Company hereby acknowledges this Conversion Notice and hereby directs Equiserve Trust Company, N.A. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated July     , 2004 from the Company and acknowledged and agreed to by Equiserve Trust Company, N.A.

NOVAVAX, INC.
By:
Name:
Title: